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[SUTHERLAND ASBILL & BRENNAN LLP]


                                                   April 28, 2003


Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

         Re:  Farm Bureau Life Variable Account
              (File No. 333-87766)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment No. 3 to the registration statement on Form N-6 for Farm Bureau Life Variable Account (File No. 333-87766). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Sincerely,

                                SUTHERLAND ASBILL & BRENNAN LLP




                                By: /s/ STEPHEN E. ROTH
                                   -----------------------
                                     Stephen E. Roth, Esq.